Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to Registration Statement on Form F-4 of Clarivate Analytics Plc of our report dated March 2, 2020 relating to the financial statements of Clarivate Analytics Plc, which appears in this Post-Effective Amendment No. 2 to Registration Statement on Form F-4.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 2, 2020